Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 File No. 33-65189, No. 333-03291, No. 333-15665, No. 333-53151 and
No.333-63051) pertaining to the various employee and director stock option plans and agreements of CT Holdings Enterprises, Inc. of our report dated April 7, 2006, with respect to the financial statements of CT Holdings Enterprises, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.


/s/ KBA Group LLP
KBA Group LLP
Dallas, Texas
April 17, 2006